Exhibit 99.4

1.	Why are Dril-Quip and Innovex pursuing this transaction? Why is this a good partnership?

Dril-Quip and Innovex are combining to create a unique energy industrial platform with a diverse and complementary product portfolio and geographic footprint to better serve our customers worldwide, create opportunities for our employees, and drive value for our stockholders throughout industry cycles.

The combined company will have a strong balance sheet and cash position to invest in high-return areas of the business, strategically scale operations both organically and through acquisitions, and continue to deliver innovative solutions to customers. Importantly, both companies share similar visions and cultures, focused on supporting and empowering our team members.

2.	Who is Innovex?

Headquartered in Houston with more than 1,100 employees globally, Innovex provides mission-critical technologies and services across the well lifecycle for the oil and gas industry. Innovex is a world-class operator, led by a strong management team with a track record of driving product innovation, high-quality customer service and profitable growth. They have particularly strong capabilities and presence in the U.S. Lower 48 Land markets and, over the years, have expanded through strategic acquisitions to build their portfolio and footprint.

We believe Innovex is the ideal partner for our next chapter to achieve growth, better serve our global customers, and provide opportunities to employees across industry cycles.

3.	What does this transaction mean for me?

This combination aligns well with our growth strategy, including our recent acquisition of Great North. It more than doubles our revenue size and more than triples our earnings power. Importantly, it will enable us to send more products and services across our locations worldwide and better utilize these locations to their fullest. Additionally, our enhanced scale will allow us to deliver greater value to customers and have a larger presence in international locations.

It is still early days, and at this point, we do not have any changes on the combined company to communicate to you. In the meantime, both Innovex and Dril-Quip will continue to operate as two separate companies until deal close, which is subject to Dril-Quip stockholder and regulatory approvals.

Over the coming months, as we work through integration and have a clearer plan, we will communicate any relevant updates to you directly. In the meantime, we encourage everyone to continue working as you usually would and serving our customers without interruption.

4.	Will anything change about my role or my reporting structure?

Nothing changes for now. We encourage everyone to continue working as you usually would and serving our customers without interruption.

5.	Will I be expected to relocate?

Nothing changes for now. Over the coming months, as we work through integration and have a clearer plan, we will communicate any relevant updates to you directly.

6.	Will my compensation and/or benefits change because of this transaction?

Nothing changes for now. It is still early days, and at this point, we do not have any changes on the combined company to communicate to you. In the meantime, both Innovex and Dril-Quip will continue to operate as two separate companies until deal close, which is subject to Dril-Quip stockholder and regulatory approvals. Over the coming months, as we work through integration and have a clearer plan, we will communicate any relevant updates to you directly.

7.	Do the Dril-Quip work policies that apply to me change?

It is still early days, and the work policies are not changing for now. We do not have any changes on the combined company to communicate to you. In the meantime, both Innovex and Dril-Quip will continue to operate as two separate companies until deal close, which is subject to Dril-Quip stockholder and regulatory approvals.

8.	What does this mean for Dril-Quip’s Great North business?

The Great North business will remain an integral part of the combined company, and will, in fact, benefit from Innovex’s strong capabilities, customer relationships and infrastructure in the U.S. Lower 48 Land markets.

9.	How and when will the two companies be integrated? How will my role be integrated within the combined company? When will I work with Innovex employees?

It is still early days, and at this point, we do not have any changes on the combined company to communicate to you. In the meantime, both Innovex and Dril-Quip will continue to operate as two separate companies until deal close, which is subject to Dril-Quip stockholder and regulatory approvals.

Over the coming months, as we work through integration and have a clearer plan, we will communicate any relevant updates to you directly.

10.	How compatible are the cultures, values and missions of the two companies?

Dril-Quip and Innovex share similar visions and cultures, focused on supporting and empowering our team members. Innovex’s guiding principle is its customer- and growth-focused “No Barriers” culture, which emphasizes close collaboration between employees and customers to achieve operational excellence and relentless innovation that meets customers’ needs. We are confident that Innovex’s approach aligns well with our values and culture, and that together, we will be able to grow and provide opportunities to employees.

11.	Why is combining more beneficial than remaining standalone businesses?

The combination will build upon our respective growth strategies and strong foundations, leveraging our unique strengths and capabilities to build a more resilient company with the operations and balance sheet strength and flexibility to succeed throughout industry cycles. The transaction also more than doubles Dril-Quip’s revenue size and more than triples its earnings power.

Scale is critical in the oilfield space and the combination will allow us to send more products and services across our locations worldwide and better utilize these locations to their fullest. Additionally, our enhanced scale will allow us to deliver greater value to customers and have a larger presence in international locations. It also should make us a more attractive investment to a wider range of investors.

The combined company also will benefit from our complementary portfolios and footprints:

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Dril-Quip’s strong Canadian footprint and customer relationships will enhance Innovex’s broad downhole tools portfolio, while Innovex’s established presence across the Lower 48 will open doors for Dril-Quip in U.S. Land Wellhead markets.

•	Dril-Quip’s subsea capabilities paired with Innovex’s North American onshore capabilities will give the combined company balanced exposure and deeper penetration across long- and short-cycle markets.

•	The combined company’s global footprint will help capture attractive product and technology pull-through opportunities in important international and growing regions such as Brazil and Saudi Arabia.

12.	Why now? How does this combination help the combined company manage future industry cycles?

This combination will create a unique energy industrial platform better positioned to compete in a dynamic, global market, with complementary and curated product portfolios to serve a broader set of global customers throughout industry cycles. Importantly, Dril-Quip’s capabilities, expertise and customer relationships in the subsea market paired with Innovex’s capabilities in the North American onshore market will give the combined company balanced exposure and deeper penetration across long- and short-cycle markets.

Scale is critical in the oilfield space, and both companies’ complementary operations and products will provide a strong platform for organic revenue growth, strong EBITDA margins and significant free cash flow generation to invest in the business, pursue strategic acquisitions, and drive increased value for stockholders.

13.	What are the combined company’s strategic priorities and on what areas will it focus its investments?

The combined company’s balance sheet strength and strong cash position will allow us to invest in high-return areas of our business, strategically scale our operations both organically and through acquisitions, provide customers with more innovative solutions for both onshore and offshore applications, and enable us to drive increased value for stockholders.

14.	How will the combined company be branded?

The name of the combined company will be changed to Innovex International, Inc., and its common stock is expected to trade on the New York Stock Exchange under a new ticker symbol. Dril-Quip’s offshore products will retain their current brand names within the combined company.

15.	Who will be included in the combined company’s leadership team and board of directors?

When the deal closes, the combined company’s management team will be led by Innovex’s CEO, Adam Anderson, and Innovex’s CFO, Kendal Reed. The rest of the leadership team is expected to include executives from both Dril-Quip and Innovex.

The Board of Directors of the combined company will comprise nine directors: four independent directors from the current Dril-Quip Board, four directors from the current Innovex Board, and Chief Executive Officer Adam Anderson, with John V. Lovoi, Dril-Quip’s current Chairman of the Board, serving as Chairman of the combined company’s Board.

16.	When is the transaction expected to close? What approvals are required?

We expect the combination to be completed in the third quarter of 2024, subject to customary closing conditions, including Dril-Quip stockholder and regulatory approvals. Until then, Dril-Quip and Innovex will continue to operate as two separate companies.

17.	How do you think the regulatory review process will go?

We cannot speculate on the decision of our regulators, but we are coordinating regularly with them to ensure they have all the information they need.

18.	Where will the combined company be headquartered?

The combined company will be headquartered in Houston, Texas, the current home of both Dril-Quip and Innovex.

19.	What will be the growth strategy of the combined company? How does this transaction fit into Innovex and Dril-Quip’s existing strategies?

Scale is critical to succeed in the oilfield space, and the combination will enable us to send more products and services across our locations worldwide and better utilize these locations to their fullest. Additionally, our enhanced scale will allow us to deliver greater value to customers and have a larger presence in international locations.

As a combined company, we will leverage our unique and complementary strengths and capabilities to build a more resilient company with the operations and balance sheet strength and flexibility to succeed throughout industry cycles.

Together, Innovex and Dril-Quip will be able to continue investing in high-return areas of the business, strategically scaling operations both organically and through acquisitions, and providing customers innovative solutions across onshore and offshore applications.

20.	What are the terms of the transaction?

Dril-Quip and Innovex have entered into a definitive agreement to merge in an all-stock transaction, to create a unique energy industrial platform.

Upon closing, which is expected in the third quarter of 2024, Dril-Quip stockholders will own approximately 52% and Innovex stockholders will own approximately 48% of the combined company on a fully diluted basis.

The transaction, which more than doubles Dril-Quip’s revenue size and more than triples its earnings power, is expected to be immediately accretive to earnings and free cash flow. The combined company would have more than $1.0 billion in pro forma annual revenue, $221 million in pro forma adjusted EBITDA, and a strong balance sheet with a pro forma, year-end 2023 net cash position of $99 million.

21.	What should I tell our customers and vendors? What if Innovex also works with them?

Our customer- and vendor-facing colleagues will receive materials to guide conversations and help respond to questions from these audiences. If you do not normally interact with our customers or vendors, but receive an inquiry, please refer them to their regular company contacts.

Both Dril-Quip and Innovex must continue to operate as separate and independent companies until transaction close, which means we could be serving some of the same customers in this interim period.

22.	What should I say if I receive a media inquiry or an inquiry from someone outside the company?

If you receive a question from a reporter or an external party, please refrain from commenting and direct the inquiry to Erin Fazio at erin_fazio@dril-quip.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained herein relating to future operations and financial results or that are otherwise not limited to historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, including, but not limited to, those related to projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on Dril-Quip’s and Innovex’s businesses and future financial and operating results, the amount and timing of synergies from the proposed transaction, the combined company’s projected revenues, adjusted EBITDA and free cash flow, accretion, business, investment and employee opportunities, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Dril-Quip’s and Innovex’s control. These factors and risks include, but are not limited to: the impact of actions taken by the Organization of Petroleum Exporting Countries (OPEC) and non-OPEC nations to adjust their production levels, risks related to the proposed transaction, including, the prompt and effective integration of Dril-Quip’s and Innovex’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the proposed transaction; the risk associated with Dril-Quip’s and Innovex’s ability to obtain the approval of the proposed transaction by their stockholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the risk that a consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; and the diversion of management time on transaction related issues, the impact of general economic conditions, including inflation, on economic activity and on Dril-Quip’s and Innovex’s operations, the general volatility of oil and natural gas prices and cyclicality of the oil and gas industry, declines in investor and lender sentiment with respect to, and new capital investments in, the oil and gas industry, project terminations, suspensions or scope adjustments to contracts, uncertainties regarding the effects of new governmental regulations, Dril-Quip’s and Innovex’s international operations, operating risks, the impact of our customers and the global energy sector shifting some of their asset allocation from fossil-fuel production to renewable energy resources, and other factors detailed in Dril-Quip’s public filings with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any such statements are not guarantees of future performance and actual outcomes may vary materially from those indicated.

Use of Non-GAAP Financial Measures

This communication includes certain non-GAAP financial measures as defined under SEC rules. These non-GAAP financial measures include and reflect managements’ current expectations and beliefs regarding the potential benefits of the proposed transaction. Dril-Quip and Innovex believe that the presentation of these non-GAAP measures provides information that is useful to Dril-Quip’s stockholders. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to other measures of financial performance prepared in accordance with GAAP as more fully discussed in Dril-Quip’s and Innovex’s respective financial statements and Dril-Quip’s filings with the SEC. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

Adj. EBITDA is a non-GAAP measure that Innovex defines as net income excluding income taxes, interest income and expense, depreciation and amortization expense, and other expenses / income, primarily representing foreign currency exchange gain/loss, the elimination of earnings from minority investment and other non-operating items, net, further adjusted to exclude certain items which Innovex believes are not reflective of ongoing performance or which are non-cash in nature, including stock-based compensation, transaction related expenses, acquisition integration expenses and IPO preparation expenses.

Adj. EBITDA is a non-GAAP measure that Dril-Quip defines as net income excluding income taxes, interest income and expense, depreciation and amortization expense, and other expenses / income, primarily representing stock-based compensation and change in fair value of earn-out liability, among other items, further adjusted to exclude restructuring costs, acquisition costs, gain on asset sale and foreign currency exchange gain/loss. Dril-Quip 2023 Adj. EBITDA are pro forma for full year impact of Great North.

Pro forma 2023 Adj. EBITDA includes $30 million of run rate pre-tax synergies.

Important Information for Stockholders

In connection with the proposed merger, Dril-Quip intends to file with the SEC, a registration statement on Form S-4 that will include a proxy statement/prospectus. Dril-Quip may also file other relevant documents with the SEC regarding the proposed merger. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that Dril-Quip may file with the SEC. The definitive proxy statement/prospectus (if any when available) will be mailed to the stockholders of Dril-Quip. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED BY DRIL-QUIP WITH THE SEC IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Such stockholders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about Dril-Quip, Innovex and the proposed merger once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Additional information is available on Dril-Quip’s website, www.dril-quip.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

Dril-Quip and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction. Information about Dril-Quip’s directors and executive officers including a description of their interests in Dril-Quip is included in Dril-Quip’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, as filed with the SEC. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Innovex and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Dril-Quip stockholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the transaction will be included in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC.